UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 1, 2012 (Date of earliest event reported)

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 001-35214

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL	32819
(Address of principal executive offices)	(zip code)

(407) 876-0279

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 20, 2012, API Technologies Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission (the “SEC”) disclosing the change of annual meeting date by more than 30 days from the prior meeting. The Company is filing this Current Report on Form 8-K/A (the “Form 8-K/A”) to amend and restate the Original Filing to correct the date on which the Company determined to move the annual meeting date, to extend the date by which proposals are due, and to include the information under both Item 5.08 and Item 8.01.

ITEM 5.08 Shareholder Director Nominations

The information set forth in Item 8.01 is incorporated herein by reference.

ITEM 8.01. Other Events

On February 1, 2012, the Board of Directors of the Company determined to set the Company’s annual meeting of stockholders to April 11, 2012. If a stockholder of the Company intends to nominate a person for election to the Company’s Board of Directors or propose other business for action at the Company’s 2012 annual meeting of stockholders (including a proposal made pursuant to SEC Rule 14a-8 and any notice on Schedule 14N), the stockholder must deliver a notice of such nomination or proposal no later than the close of business on February 10, 2012. The notice should be addressed in writing to: API Technologies Corp., to the attention of the Secretary, 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API TECHNOLOGIES CORP.

Date: February 1, 2012	By:	/s/ Brian R. Kahn
Brian R. Kahn
Chairman and Chief Executive Officer

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